Exhibit 5.1

Cira Centre 2929 Arch Street Philadelphia, PA 19104-2808 +1 215 994 4000 Main +1 215 994 2222 Fax www.dechert.com

May 26, 2010

Adolor Corporation

700 Pennsylvania Drive

Exton, Pennsylvania 19341

Re:          Form S-3 Registration Statement

Ladies and Gentlemen:

We have acted as counsel to Adolor Corporation, a Delaware corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-3 (as amended, the “Registration Statement”) to be filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on the date hereof.  The Registration Statement relates to possible offerings from time to time of up to an aggregate of $100,000,000 of the following securities of the Company (1) debt securities (“Debt Securities”) to be issued pursuant to an indenture between the Company and a trustee to be named therein (the “Trustee”), (2) shares of common stock, par value $0.0001 per share, of the Company (“Common Stock”), (3) shares of preferred stock, par value $0.01 per share, of the Company (“Preferred Stock”), (4) warrants of the Company to purchase Debt Securities, Common Stock or Preferred Stock (“Warrants”), (5) rights of the Company to purchase Debt Securities, Common Stock, Preferred Stock, Warrants or Units (“Rights”) and (6) units of the Company to purchase any combination of Debt Securities, Common Stock, Preferred Stock and/or Warrants (“Units”).  The Debt Securities, Common Stock, Preferred Stock, Warrants, Rights and Units are collectively referred to herein as the “Securities.”  The Registration Statement provides that the Securities may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more supplements to the prospectus included in the Registration Statement (each, a “Prospectus Supplement”).  This opinion letter is being furnished to the Company in accordance with the requirements of Item 601(b)(5) under Regulation S-K of the Securities Act, and we express no opinion herein as to any matter other than as to the legality of the Securities.

In rendering the opinions expressed below, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below, including the following documents:

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(i)                                    the Registration Statement;

(ii)                                 the Amended and Restated Certificate of Incorporation of the Company, as amended through the date hereof (the “Certificate of Incorporation”);

(iii)                              the Amended and Restated Bylaws of the Company, as amended through the date hereof (the “Bylaws”);

(iv)                             a specimen certificate evidencing the Common Stock;

(v)                                the form of indenture governing the Debt Securities (as may be amended or supplemented from time to time, the “Indenture”);

(vi)                             a certificate of good standing with respect to the Company issued by the Secretary of State of the State of Delaware, dated May 25, 2010; and

(vii)                          the resolutions of the board of directors of the Company (the “Board of Directors”) relating to, among other things, the authorization and approval of the preparation and filing of the Registration Statement, certified as of the date hereof by an officer of the Company.

As to the facts upon which this opinion is based, we have relied upon certificates of public officials and certificates and written statements of officers, directors, employees and representatives of the Company.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as original documents, the conformity to original documents of all documents submitted to us as copies, the legal capacity of natural persons who are signatories to the documents examined by us and the legal power and authority of all persons signing on behalf of the parties to all documents (other than the Company).

On the basis of the foregoing and subject to the assumptions, qualifications and limitations set forth in this letter, we are of the opinion that:

1.                                   The Debt Securities, when (a) duly executed by the Company and authenticated by the applicable Trustee in accordance with the provisions of the Indenture, (b) issued and sold in accordance with the Registration Statement and applicable Prospectus Supplement and (c) delivered to the purchaser or purchasers thereof against receipt by the Company of such lawful consideration therefor as the Board of Directors (or a duly authorized committee thereof or a duly authorized officer of the Company) may determine, will be valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms.

2.                                   The Common Stock, when (a) duly issued and sold in accordance with the Registration Statement and applicable Prospectus Supplement and (i) the provisions of an applicable, valid and binding purchase agreement, underwriting agreement or other similar agreement or (ii) upon conversion or exchange of Debt Securities or Preferred Stock or upon exercise of Rights or Warrants as contemplated by the Registration Statement and applicable Prospectus Supplement, (b) delivered to the purchaser or purchasers thereof against receipt by the Company of such lawful consideration therefor as the Board of Directors (or a duly authorized committee thereof or a duly authorized officer of the Company) may determine and at a price per share not less than the per share par value of the Common Stock and (c) countersigned by the transfer agent, will be validly issued, fully paid and nonassessable.

3.                                   The Preferred Stock, when (a) duly issued and sold in accordance with the Registration Statement and applicable Prospectus Supplement and (i) the provisions of an applicable, valid and binding purchase agreement, underwriting agreement or other similar agreement or (ii) upon conversion or exchange of Debt Securities or upon exercise of Rights or Warrants as contemplated by the Registration Statement and applicable Prospectus Supplement, (b) delivered to the purchaser or purchasers thereof against receipt by the Company of such lawful consideration therefor as the Board of Directors (or a duly authorized committee thereof or a duly authorized officer of the Company) may determine and at a price per share not less than the per share par value of the Preferred Stock and (c) countersigned by the transfer agent, will be validly issued, fully paid and nonassessable.

4.                                   The Warrants, when (a) duly executed, authenticated, issued and sold in accordance with the Registration Statement and applicable Prospectus Supplement and the provisions of an applicable, valid and binding warrant agreement and (b) delivered to the purchaser or purchasers thereof against receipt by the Company of such lawful consideration therefor, if any, as the Board of Directors (or a duly authorized committee thereof or a duly authorized officer of the Company) may determine, will be valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms.

5.                                   The Rights, when (a) duly executed, authenticated, issued and sold in accordance with the Registration Statement and applicable Prospectus Supplement and the provisions of an applicable, valid and binding rights agreement and (b) delivered to the purchaser or purchasers thereof against receipt by the Company of such lawful consideration therefor, if any, as the Board of Directors (or a duly authorized committee thereof or a duly authorized officer of the Company) may determine, will be valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms.

6.                                   The Units, when (a) duly executed, authenticated, issued and sold in accordance with the Registration Statement and applicable Prospectus Supplement and the provisions of any applicable and valid and binding unit agreement, and (b) delivered to the purchaser or purchasers thereof against receipt by the Company of such lawful consideration therefor as the Board of Directors (or a duly authorized committee thereof or a duly authorized officer of the Company) may determine, will be valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms.

The opinions set forth herein are subject to the following assumptions, qualifications, limitations and exceptions being true and correct at or before the time of the delivery of any Securities offered pursuant to the Registration Statement and appropriate Prospectus Supplement: (i) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company shall have (x) duly established the terms of the Securities (and in the case of the Units, the Securities that are components thereof) and (y) duly authorized and taken any other necessary corporate or other action to approve the creation, if applicable, issuance and sale of the Securities and related matters (including with respect to Preferred Stock, the execution, acknowledgment and filing of a Certificate of Designation stating the designation and voting rights, preferences, limitations and special rights, if any, of any such Preferred Stock in accordance with the applicable provisions of the General Corporation Law of the State of Delaware) and any Securities consisting of Common Stock or Preferred Stock, and any Common Stock or Preferred Stock for or into which any other Securities are exercisable, exchangeable or convertible, shall have been duly reserved for issuance and such authorizations and actions have not been rescinded; (ii) the resolutions establishing the definitive terms of and authorizing the Company to register, offer, sell and issue the Securities shall remain in effect and unchanged at all times during which the Securities are offered, sold or issued by the Company; (iii) the definitive terms of each class and series of the Securities not presently provided for in the Registration Statement or the Certificate of Incorporation, and the terms of the issuance and sale of the Securities (x) shall have been duly established in accordance with all applicable law and the Certificate of Incorporation and Bylaws (collectively, the “Charter”), any Indenture, underwriting agreement, warrant agreement, rights agreement, unit agreement and subscription agreement and any other relevant agreement relating to the terms and the offer and sale of the Securities (collectively, the “Documents”) and the authorizing resolutions of the Board of Directors, and reflected in appropriate documentation reviewed by us, and (y) shall not violate any applicable law, the Charter or the Documents (subject to the further assumption that such Charter and Documents have not been amended from the date hereof in a manner that would affect the validity of any of the opinions rendered herein), or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any restriction imposed by any court or governmental body having jurisdiction over the Company; (iv) upon issuance of any shares of Preferred Stock or Common Stock, including upon exercise, conversion or exchange of Securities, the total number of shares of Preferred Stock and Common Stock issued and outstanding shall not exceed the total number of shares of Preferred Stock and Common Stock that the Company is then authorized to issue under its Certificate of Incorporation; (v) the interest rate on the Debt Securities shall not be higher than the maximum lawful rate permitted from time to time under applicable law; (vi) the Securities (including any Securities issuable upon exercise, conversion or exchange of other Securities and, in the case of the Units, the Securities that are components thereof), and any certificates representing the relevant Securities (including any Securities issuable upon exercise, conversion or exchange of other Securities and, in the case of the Units, the Securities that are components thereof), have been duly authenticated, executed, countersigned, registered and delivered upon payment of the agreed-upon legal consideration therefor and have been duly issued and sold in accordance with any relevant agreement, approved by us and, if applicable, duly executed and delivered by the Company and any other appropriate party; (vii) each Indenture, warrant agreement, rights agreement, unit agreement and subscription agreement and any other relevant agreement has been duly authorized, executed and delivered by, and will constitute a valid and binding obligation of, each party thereto (other than the Company); (viii) the Registration Statement, as amended (including all necessary post-effective amendments), and any additional registration statement filed under Rule 462, shall be effective under the Securities Act, and such effectiveness shall not have been terminated or rescinded; (ix) an appropriate Prospectus Supplement shall have been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder describing the Securities offered thereby; (x) the Securities shall be issued and sold in compliance with all U.S. federal and state securities laws and solely in the manner stated in the Registration Statement and the applicable Prospectus Supplement and there shall not have occurred any change in law affecting the validity of the opinions rendered herein; (xi) if the Securities will be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Securities in the form filed as an exhibit to the Registration Statement or any post-effective amendment thereto, or incorporated by reference therein, has been duly authorized, executed and delivered by the Company and the other parties thereto; (xii) the Indenture shall have been duly qualified under the Trust Indenture Act of 1939, as amended; (xiii) each agreement or contract referred to herein but not filed as an exhibit to the Registration

Statement as of the date hereof shall be governed by the laws of the State of New York; and (xiv) in the case of an agreement or instrument pursuant to which any Securities are to be issued, there shall be no terms or provisions contained therein which would affect the validity of any of the opinions rendered herein.

Any opinion set forth herein as to enforceability of obligations of the Company is subject to: (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws now or hereinafter in effect affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and the discretion of the court or other body before which any proceeding may be brought; (ii) provisions of law that may require that a judgment for money damages rendered by a court in the United States be expressed only in United States dollars; (iii) requirements that a claim with respect to any Debt Securities denominated other than in U.S. dollars (or a judgment denominated other than in U.S. dollars in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law; and (iv) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currency or composite currency.

We express no opinion as to the validity, legally binding effect or enforceability of any provision in any agreement or instrument that (i) requires or relates to payment of any interest at a rate or in an amount that a court would determine in the circumstances under applicable law to be commercially unreasonable or a penalty or forfeiture or (ii) relates to governing law and submission by the parties to the jurisdiction of one or more particular courts.  In addition, we express no opinion as to the enforceability of indemnification provisions contained in any agreement or instrument to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

The opinions expressed herein are limited to the General Corporation Law of the State of Delaware and the laws of the State of New York.  We are not members of the bar of the State of Delaware, nor do we purport to be experts in the laws of the State of Delaware.  With respect to any matters concerning the General Corporation Law of the State of Delaware involved in the opinions set forth herein, our opinions are based solely upon our familiarity with the General Corporation Law of the State of Delaware as a result of our reading of standard published compilations of such law.

This opinion letter has been prepared for your use solely in connection with the Registration Statement.  We assume no obligation to advise you of any changes in the foregoing subsequent to the effectiveness of the Registration Statement.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus that forms a part of the Registration Statement.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Dechert LLP

Dechert LLP